UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2017
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LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33072	20-3562868

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    We have agreed with Michael E. Leiter, President of our Defense Group, that his employment with us will end on January 20, 2017.

(e)    As previously disclosed in our proxy statement, we have entered into severance protection agreements with each of our executive officers, including Mr. Leiter, which provide that if the executive officer leaves the company within 24 months following a change in control and certain conditions are satisfied, then he or she will be entitled to specified severance compensation. Our recent acquisition of Lockheed Martin’s former IS&GS business in a Reverse Morris Trust transaction constituted a change in control for purposes of these agreements. Accordingly, Mr. Leiter is entitled to receive severance compensation pursuant to the terms of his severance protection agreement with the company, subject to a customary release of claims that includes certain covenants not to compete with us for a period of 30 months. The release of claims also reaffirms Mr. Leiter’s existing confidentiality obligations and contains customary provisions relating to non-disparagement and future cooperation. A copy of our agreement with Mr. Leiter is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Notice of Separation and Release of Claims, dated January 19, 2017

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
Executive Vice President and General Counsel

Dated:  January 20, 2017